UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 24, 2005

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

Subitem (a). On August 22, 2005, Bancshares of Florida, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent public accountants effective immediately. The decision to change accountants was approved by the Audit Committee of the Board of Directors. The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the two fiscal years ended December 31, 2004 and 2003 and the subsequent interim period through the date of this report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion on the Company’s consolidated financial statements; in addition, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the foregoing disclosures and has requested a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company. KPMG’s letter is attached as exhibit 16.1.

Subitem (b). The Company has engaged Hacker, Johnson & Smith PA (“Hacker/Johnson”) effective August 22, 2005 as its new principal accountant to audit its financial statements. The decision to change auditors and retain Hacker/Johnson was approved by the Audit Committee of the Company’s Board of the Directors.

Hacker/Johnson, a Registered Public Accounting Firm, currently provides independent audit, review, and tax services to nearly one hundred community banks in Florida, making it the largest provider of such services in the state. Founded in 1974, the firm has offices in Tampa, Fort Lauderdale, and Orlando. Its experience in auditing multi-bank holding companies includes Southwest Florida Community Bancorp, which owns three banks, and Southern Community Bancorp, which prior to its sale in 2004, owned three banks with total assets in excess of $1.0 billion. In the last three years, Hacker/Johnson has been the external auditor associated with more than $150 million in capital raising for Florida banking companies in 13 separate transactions.

During the years ended December 31, 2004 and 2003, and through the date hereof, the Company did not consult Hacker/Johnson with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has requested that Hacker/Johnson review the foregoing disclosures and has given the firm the opportunity to furnish a letter addressed to the SEC containing any new information or clarification, or in what respects it does not agree with the Company’s statements. No such letter has been received.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Report:

16.1	KPMG letter on change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)
Date: August 25, 2005
/s/ David G. Wallace
David G. Wallace
Executive Vice President and Chief Financial Officer